EXHIBIT 99.1

MEDIA CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Tim Gargaro
Exide Technologies
678-566-9000
tim.gargaro@exide.com

FOR IMMEDIATE RELEASE

EXIDE TECHNOLOGIES ANNOUNCES CONFERENCE CALL,
EXPECTED FINANCIAL RESULTS AND COVENANT MATTERS

Alpharetta, Ga. – (May 16, 2005) – Exide Technologies (NASDAQ: XIDE, www.exide.com), one of the world’s largest producers and recyclers of lead-acid batteries, today announced that it expects it will be in violation of its minimum consolidated EBITDA and leverage ratio financial covenants in its $365 million senior credit facility as of and for the fiscal year ended March 31, 2005. The Company is working with the administrative agent for its senior credit facility to secure amendments to such covenants.

The Company estimates that its adjusted EBITDA for the fiscal year ended March 31, 2005 will be in the range of $100-107 million. The expected covenant issues primarily relate to the impact of commodity costs; the loss of overhead absorption due to an inventory-reduction initiative; other fourth-quarter inventory valuation adjustments; and costs associated with Sarbanes-Oxley compliance efforts. Exide executives will discuss these items on a conference call with the investment community at 4 p.m. Eastern Daylight Saving Time on Tuesday, May 17.

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Revenue for the fourth quarter of fiscal 2005 was approximately $712.0 million compared with $676.0 million during the same quarter the previous year, with the increase primarily due to currency and lead-related pricing actions.

A reconciliation of consolidated adjusted EBITDA to income reported under Generally Accepted Accounting Principals (GAAP) is provided on the Investor Relations section of the Company’s website and in its Form 8-K being filed with the U.S. Securities and Exchange Commission.

The conference call information follows:

Date: May 17, 2005
Time: 4 p.m. Eastern Daylight Saving Time
Domestic Dial-In Number: 800-237-9752
International Dial-In Number: 617-847-8706
Passcode: 17678140

For individuals unable to participate in the conference call, a telephone replay will be available from 6 p.m. on May 17, 2005 until midnight on June 17, 2005 at:

Domestic Replay Number: 888-286-8010
International Replay Number: 617-801-6888
Passcode: 13732614

An audio webcast of the conference call can also be accessed via www.exide.com and will be available for one month. RealPlayer or Windows Media Player will be required in order to access the webcast.

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About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s two global business groups – transportation and industrial energy – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements as defined by the Securities Litigation Reform Act of 1995. As such, they involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any results expressed or implied by such forward-looking statements.

Examples of forward-looking statements include, but are not limited to, (i) statements of plans of and objectives of the Company or its management or board of directors, including the obtainment of covenant amendments, introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (ii) statements of future economic performance, and (iii) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement business strategies and restructuring plans, (ii) the Company’s substantial debt and debt service requirements, which may restrict the Company’s operational and financial flexibility, as well as impose significant interest and financing costs, (iii) the Company’s ability to negotiate and comply with financial and restrictive covenants in the Company’s senior credit facility, (iv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, and (v) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002. These, and other factors, are enumerated in further detail in the Company’s most recent Form 10-Q filed on February 14, 2005.

Accordingly, the Company cautions each reader of this press release to carefully consider these factors, because these factors have, in some instances, affected and in the future could affect the Company’s ability to achieve its projected results and may cause actual results to differ materially from those expressed herein. The Company is under no obligation to update its forward-looking statements.